DARLINGTON COUNTY BANCSHARES, INC.

                                  EXHIBIT 32.2

       CERTIFICATE OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


Charles A. Hardin, the Vice President of Darlington County Bank (Performing the Functions of Principal Financial Officer of Darlington County Bancshares, Inc.), hereby certifies that to the best of his knowledge:

     1. This Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.



Date: November 12, 2004                   /s/CHARLES A. HARDIN
                                          --------------------------------------
                                          Charles A. Hardin
                                          Vice President, Darlington County Bank
                                          (Performing the Functions of Principal
                                          Financial Officer
                                          of Darlington County Bancshares, Inc.)


The foregoing certification is being furnished solely pursuant to 18 U.S.C. Sec. 1350, is not being filed as part of the Report or as a separate disclosure document, and may not be relied upon by anyone for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Darlington County Bancshares, Inc. and will be retained by Darlington County Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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